UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

APPLE HOSPITALITY REIT, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-37389	26-1379210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 East Main Street
Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 804 344-8121

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APLE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Apple Hospitality REIT, Inc. (which is referred to below as the “Company”) is filing this report in accordance with Items 5.02, 5.07, 8.01 and 9.01 of Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Apple Hospitality REIT, Inc. 2024 Omnibus Incentive Plan

As described below in Item 5.07 of this Current Report on Form 8-K, on May 23, 2024, the shareholders of the Company approved the Apple Hospitality REIT, Inc. 2024 Omnibus Incentive Plan (the “Plan”) at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) that, among other things, reserved for issuance under the Plan 7,250,000 common shares of the Company. The material terms and conditions of the Plan have been previously described under Proposal 4 of the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 9, 2024 (the “Proxy Statement”), and are incorporated by reference into Item 5.02 of this Current Report on Form 8-K.

The foregoing summary is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. A Form of Restricted Stock Agreement, which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference, will be used to make grants of restricted stock pursuant to the Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2024, the Company held its Annual Meeting. At the Annual Meeting, shareholders considered:

1.
The election of nine (9) directors to the Board of Directors (the “Board”);
2.
The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm to serve for 2024;
3.
An advisory vote regarding the approval of compensation paid to the Company’s named executive officers; and
4.
Approval of the Plan.

The Company's shareholders voted as follows on these matters:

1.
The Company’s shareholders elected the nine director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Glenn W. Bunting	203,165,339	2,930,555	14,340,106
Jon A. Fosheim	203,078,676	3,017,218	14,340,106
Kristian M. Gathright	194,159,028	11,936,866	14,340,106
Carolyn B. Handlon	203,548,999	2,546,895	14,340,106
Glade M. Knight	191,868,118	14,227,776	14,340,106
Justin G. Knight	204,664,925	1,430,969	14,340,106
Blythe J. McGarvie	202,281,920	3,813,974	14,340,106
L. Hugh Redd	205,051,486	1,044,408	14,340,106
Howard E. Woolley	203,485,775	2,610,119	14,340,106

The nine duly elected directors, constituting all of the Board’s directors, will serve a one-year term expiring at the 2025 Annual Meeting of Shareholders.

2.
The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
218,257,841	1,670,092	508,067	-

3.
The Company’s shareholders voted on the advisory resolution to approve the compensation paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
199,513,123	5,849,315	733,456	14,340,106
4.
The Company’s shareholders approved the Plan. The proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
198,642,262	6,672,485	781,147	14,340,106

Item 8.01 Other Events.

On May 23, 2024, the Board approved an extension until July 2025 of the Company’s existing share repurchase program. The extended share repurchase program permits the repurchase of up to $335.4 million of the Company’s common shares. Repurchases may be made in the open market, through 10b5-1 programs or in privately negotiated transactions. The timing of share repurchases and the number of common shares to be repurchased will depend upon prevailing market conditions and other factors. There can be no assurances that the Company will make additional purchases under the share repurchase program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Documents
10.1	Apple Hospitality REIT, Inc. 2024 Omnibus Incentive Plan
10.2	Form of Restricted Stock Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
Chief Executive Officer

May 28, 2024